CUSIP NO. 75886F 10 7               13G     PAGE 16 -------- of ------- 16 PAGES
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                                                                       Exhibit 5
                                                                       ---------

               Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby agree that this document shall be filed on behalf of each of them.


                                                 FELDON  INVEST  SA


                                             By:  /s/  Thomas J. Plotz
                                                ------------------------------
                                                 Name:  Thomas  J.  Plotz
                                                 Title:  Attorney-in-Fact


                                                 EMFELD  LTD


                                             By:  /s/  Thomas J. Plotz
                                                ------------------------------
                                                 Name:  Thomas  J.  Plotz
                                                 Title:  Attorney-in-Fact


                                                 BERTARELLI  &  CIE


                                             By: /s/  Thomas J. Plotz
                                                 -----------------------------
                                                 Name:  Thomas  J.  Plotz
                                                 Title:  Attorney-in-Fact


                                             By:  /s/  Ernesto Bertarelli*
                                                ------------------------------
    *By:  /s/  Thomas J. Plotz                   Ernesto  Bertarelli
        -----------------------------
         Thomas J. Plotz, Attorney-in-Fact



Dated:  March 30, 2001


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